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                                                                    Exhibit 12.1

   Statement of Computation of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the nine month periods ended September 30, 1998 and
                               September 30, 1997

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                                                  For the nine months ended
                                           September 30, 1998    September 30, 1997
                                           ------------------    ------------------
Net income .............................       $ 60,964              $ 21,666
Interest expense .......................         47,724                22,395
                                               --------              --------
Earnings before interest ...............        108,688                44,061

Interest expense .......................         47,724                22,395
Preferred dividends ....................          2,625                 9,285
                                               --------              --------
Fixed charges ..........................         50,349                31,680

Earnings to fixed charges and preferred
     stock dividend requirements .......           2.16                  1.39
                                               --------              --------
                                               --------              --------

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